UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 9, 2010 (April 5, 2010)

GAMESTOP CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32637	20-2733559
(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, Texas	76051
(Address of Principal Executive Offices)	(Zip Code)

(817) 424-2000
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On April 5, 2010 (the “Amendment Effective Date”), GameStop Corp. (the “Company”) entered into Amendments (each an “Amendment”) to the Amended and Restated Executive Employment Agreements, each dated as of December 31, 2008, with R. Richard Fontaine, the Company’s Executive Chairman (such original agreement, “Mr. Fontaine’s Agreement”), and Daniel A. DeMatteo, the Company’s Chief Executive Officer (such original agreement, “Mr. DeMatteo’s Agreement”).

            The Amendment to Mr. Fontaine’s Agreement provides that:  (i) from the Amendment Effective Date through March 26, 2011, Mr. Fontaine shall continue as Executive Chairman of the Company at his current annual salary of $1,200,000; (ii) from March 27, 2011 through March 3, 2013, Mr. Fontaine shall be Chairman International of the Company at an annual salary of $600,000; (iii) Mr. Fontaine shall continue to receive any bonus to which he would otherwise be entitled for the Company’s fiscal year ending January 29, 2011, but thereafter he would only be entitled to a bonus at the sole discretion of the Company’s Board of Directors; (iv) his employment with the Company shall automatically terminate effective March 3, 2013; and (v) certain protective covenants afforded the Company in Mr. Fontaine’s Agreement now apply for two years after his employment with the Company ceases, instead of one year.

            The Amendment to Mr. DeMatteo’s Agreement provides that:  (i) the term of Mr. DeMatteo’s Agreement, which currently expires April 10, 2011, is extended through March 3, 2013, with a base annual salary of no less than his current base annual salary of $1,250,000, and automatically renews annually thereafter for an additional one-year term unless either party has given the other party written notice of non-renewal at least six months prior to such expiration; and (ii) certain protective covenants afforded the Company in Mr. DeMatteo’s Agreement now apply for two years after his employment with the Company ceases, instead of one year.

                The above summary of the Amendments does not purport to be complete and is qualified in its entirety by reference to the actual Amendments, copies of which are included as Exhibits 10.1 and 10.2 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

      (d)              Exhibits

10.1     Amendment, dated as of April 5, 2010, to Amended and Restated Executive Employment Agreement, dated as of December 31, 2008, between GameStop Corp. and R. Richard Fontaine.

10.2     Amendment, dated as of April 5, 2010, to Amended and Restated Executive Employment Agreement, dated as of December 31, 2008, between GameStop Corp. and Daniel A. DeMatteo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: April 9, 2010	By:	/s/ Robert A. Lloyd
Robert A. Lloyd
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit                    Description

10.1                 Amendment, dated as of April 5, 2010, to Amended and Restated Executive Employment Agreement, dated as of December 31, 2008, between GameStop Corp. and R. Richard Fontaine.

10.2                 Amendment, dated as of April 5, 2010, to Amended and Restated Executive Employment Agreement, dated as of December 31, 2008, between GameStop Corp. and Daniel A. DeMatteo.